UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way

Mount Airy, NC 27030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On September 12, 2012, the Board of Directors of Pike Electric Corporation (the “Company”) elected James L. Turner to the Company’s Board as a director, effective that day, with a term expiring at the Company’s 2012 annual meeting of stockholders. Concurrent with his election as a director, Mr. Turner was appointed to the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board of Directors. There are no arrangements or understandings between Mr. Turner and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Turner that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with his election as a director, Mr. Turner entered into an indemnification agreement with the Company, and he will receive compensation in accordance with the Company’s director compensation policy for independent directors. Both the form indemnification agreement and the director compensation policy are exhibits to the Company’s Form 10-K for the year ended June 30, 2012.

A copy of the press release announcing Mr. Turner’s election is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Exhibit Description

99.1	Press release dated September 17, 2012, announcing the election of James L. Turner as a director of Pike Electric Corporation

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: September 17, 2012	By:	/s/ J. Eric Pike
	Name:	J. Eric Pike
	Title:	Chairman and CEO

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
September 12, 2012	1-32582

PIKE ELECTRIC CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated September 17, 2012, announcing the election of James L. Turner as a director of Pike Electric Corporation